SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                         Barrett Business Services, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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

                         BARRETT BUSINESS SERVICES, INC.

                                                                April 13, 2001


Dear Stockholder:

            You are cordially invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 2:00 p.m. on Thursday, May 17, 2001, at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon.

            Matters  to be  presented  for  action at the  meeting  include  the
election  of  directors  and   ratification  of  the  selection  of  independent
accountants.

            We look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy as soon as possible. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote personally.

                                   Sincerely,


                                   /s/ William W. Sherertz
                                   William W. Sherertz
                                   President and Chief
                                   Executive Officer

                         BARRETT BUSINESS SERVICES, INC.

                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2001

                          -----------------------------

     You are invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon, on Thursday, May 17, 2001, at 2:00 p.m., Pacific Time.

     Only stockholders of record at the close of business on March 30, 2001, will be entitled to vote at the meeting.

     The meeting is being held to consider and act upon the following matters:

     1. Election of directors.

     2. Approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year ending December 31, 2001.

     3. Such other business as may properly come before the meeting or any adjournments thereof.

     Please sign and date the accompanying proxy and return it promptly in the enclosed postage-paid envelope to avoid the expense of further solicitation. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                    By Order of the Board of Directors

                                    /s/ Michael D. Mulholland
                                    Michael D. Mulholland
                                    Secretary

Portland, Oregon
April 13, 2001

                         BARRETT BUSINESS SERVICES, INC.
                            4724 S.W. MACADAM AVENUE
                             PORTLAND, OREGON 97201
                                 (503) 220-0988

                             -----------------------

                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF STOCKHOLDERS

                             -----------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Barrett Business Services, Inc. (the "Company"), to be voted at the annual meeting of stockholders to be held on May 17, 2001, and any adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately April 13, 2001.

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

     When a proxy in the accompanying form is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted FOR Items 1 and 2 in the accompanying Notice of Annual Meeting of Stockholders.

            Stockholders may expressly abstain from voting on Item 2 by so indicating on the proxy. Abstentions and shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not voted on
Item 2 will have no effect on the required vote.

            Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise by written notice to the Secretary of the Company of such revocation, by a later-dated proxy received by the Company, or by attending the meeting and voting in person. The mailing address of the Company's principal executive offices is 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

            The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone or facsimile by directors and officers of the Company without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies will be borne by the Company.

                          OUTSTANDING VOTING SECURITIES

     The close of business on March 30, 2001, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 6,320,898 shares of Common Stock, $.01 par value ("Common Stock"), each share of which is entitled to one vote at the meeting. Common Stock is the only outstanding voting security of the Company.

                              ELECTION OF DIRECTORS

            The directors of the Company are elected at the annual meeting of stockholders in May to serve until the next annual meeting and until their successors are elected and qualified. The Board has set the number of positions on the Board at seven. All of the nominees for election as directors are members of the present Board.

     A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present at the meeting. Unless authority to vote for a director or directors is withheld, the accompanying proxy will be voted FOR the election of the nominees named below. If for some unforeseen reason a nominee should become unavailable for election, the number of directors constituting the Board may be reduced prior to the annual meeting or the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

     Any recommendations as to nominees for election at the 2002 annual meeting should be submitted in writing by December 14, 2001, to the Secretary of the Company at its principal executive offices and should include the name, address, and qualifications of each proposed nominee.

     The following table sets forth information with respect to each person nominated for election as a director, including their ages as of February 28, 2001, business experience during the past five years, and directorships in other corporations.

                                                                       DIRECTOR
NAME                        PRINCIPAL OCCUPATION(1)              AGE    SINCE
----                  ---------------------------------          ---  ---------
Robert R. Ames        Retired Vice Chairman of First Interstate
                      Bank of Oregon, N.A.                       60      1993
Thomas J. Carley      Private investor                           42      2000
Richard W. Godard     Area Vice President of the Company         38      2000
James B. Hicks, Ph.D. Partner, TekSTART Consulting Group         54      2001
Anthony Meeker        Director of Key Asset Management, Inc.,
                      New York, New York, an investment
                      management firm                            61      1993
Nancy B. Sherertz     Private investor                           51      1998
William W. Sherertz   President and Chief Executive Officer of
                      the Company                                55      1980

-------------------------
(1) During the past five years, the principal occupation and employment of each nominee for director has been in the capacity set forth above except as follows:

      (a) Mr. Ames currently is actively engaged in numerous real estate development ventures. From 1992 to 1995, he was the Vice Chairman of the Board of Directors of First Interstate Bank of Oregon, N.A. From 1983 to 1991, Mr. Ames served as President of the Bank.

      (b) Mr. Carley was President and Chief Financial Officer of Jensen Securities, a securities and investment banking firm in Portland, Oregon, for eight years until February 1998, when the company was sold to D.A. Davidson & Co. Thereafter, he was a research analyst covering technology companies and financial institutions at D.A. Davidson & Co. until December 1999.

      (c) Mr. Godard has been Area Vice President of the Company in its Northern California region since April 1998 and has been a member of the Company's senior management since 1994.

      (d) Mr. Hicks is a partner in TekSTART Consulting Group, which provides advice to early stage technology companies regarding management and operational issues, and has been a director of AVI BioPharma, Inc. since 1997. He previously was co-founder and Chief Science Officer of Activated Cell Systems, LLC, a biotechnology company, beginning in 1999. From 1995 to 1999, he was co-founder and technical consultant for Sapient Health Network, and also served as Chief Executive Officer, Chief Scientist and a director of Hedral Therapeutics, Inc., a biotechnology company, from 1994 to 1998.

      (e)   Mr. Meeker was Treasurer of the State of Oregon from 1987 to 1993.

      (f) Ms. Sherertz was President and a director of the Company from 1975 to March 1993.

      (g)   Mr. Sherertz also serves as Chairman of the Board of Directors.

Ms. Sherertz and Mr. Sherertz were married to each other until 1994.

DIRECTORS' MEETINGS AND STANDING COMMITTEES

     The standing committees of the Board include an audit committee and a compensation committee. During 2000, the Board held eight meetings, the audit committee held six meetings and the compensation committee held one meeting. Each director attended more than 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during 2000. Herbert L. Hochberg served as a director of the Company and as a member of the audit committee and the compensation committee during 2000 until his retirement effective August 31, 2000.

     The audit committee reviews services provided by the independent accountants, makes recommendations concerning their engagement or discharge, and reviews with management and the independent accountants the results of their audit, the adequacy of internal accounting controls and the quality of financial reporting. The current members of the audit committee are Mr. Ames, chairman, Mr. Carley and Mr. Meeker.

     The compensation committee reviews the compensation of executive officers of the Company and makes recommendations to the Board regarding salary levels and other forms of compensation to be paid to executive officers, including decisions as to grants of options and other stock-based awards. The current members of the compensation committee are Mr. Meeker, chairman, Ms. Sherertz, who does not participate in the committee's deliberations regarding stock options, and, effective April 1, 2001, Mr. Hicks.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee of the Board during 2000 were Herbert L. Hochberg, Anthony Meeker and Nancy B. Sherertz. Ms. Sherertz was President of the Company from 1975 to March 1993.

AUDIT COMMITTEE REPORT

     The audit committee of the Board (the "Committee") reports to the Board and is responsible for monitoring the integrity of the Company's financial statements, the compliance by the Company with legal and regulatory requirements relating to its status as a public company, and the independence and performance of the Company's independent accountants. The Committee is comprised of three directors, each of whom meets the financial literacy and independence requirements specified in current National Association of Securities Dealers corporate governance standards. The Committee's activities are governed by a written charter adopted by the Board, a copy of which is attached to this proxy statement as Appendix A.

     In discharging its responsibilities, the Committee and its individual members have met with management and with the Company's independent auditors, PricewaterhouseCoopers LLP, to review the Company's accounting functions and the audit process. The Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence.

     Based on its review and discussions with management and the Company's independent auditors, the Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2000, be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     AUDIT COMMITTEE

     Robert R. Ames, Chair
     Thomas J. Carley
     Anthony Meeker

                    STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

     The following table gives information regarding the beneficial ownership of Common Stock as of March 30, 2001, by each director and nominee for director and certain named executive officers and by all directors and executive officers of the Company as a group. In addition, it gives information about each person or group known to the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and dispositive powers.

                                                  AMOUNT OF NATURE    PERCENT
                                                    OF BENEFICIAL        OF
NAME OF BENEFICIAL OWNER                            OWNERSHIP(2)       CLASS
------------------------                            ------------       -----
Heartland Advisors, Inc.(1)....................       988,600(3)       15.6%
Wynnefield Group (1)...........................       675,000(4)       10.7%
Dimension Fund Advisors, Inc.(1)...............       361,500(5)        5.7%
Robert R. Ames.................................         9,500             *
Thomas J. Carley...............................        22,000(6)          *
Richard W. Godard..............................        54,281             *
James B. Hicks, Ph.D...........................          -                *
Anthony Meeker.................................         8,950             *
Michael D. Mulholland..........................       111,323           1.7%
Nancy B. Sherertz(1)...........................     1,416,500(7)       22.4%
William W. Sherertz(1).........................     2,395,900(8)       36.7%
Gregory R. Vaughn .............................        49,735             *
All directors and executive officers as a group
(10 persons)...................................     4,091,815          60.2%
------------------------

*Less than 1 percent of the outstanding shares of Common Stock.

(1) The addresses of persons owning beneficially more than 5 percent of the outstanding Common Stock are as follows: Heartland Advisors, Inc., 789 North Water Street, Milwaukee, Wisconsin 53202; Wynnefield Group, One Penn Plaza, Suite 4720, New York, New York 10119; Dimension Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401; Nancy B. Sherertz, 401 Goldsborough Street, Easton, Maryland 21601; and William W. Sherertz, 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

(2) Includes options to purchase Common Stock which are presently exercisable or will become exercisable by May 29, 2001, as follows: Mr. Ames, 8,500 shares; Mr. Godard, 53,056 shares; Mr. Meeker, 8,500 shares; Mr. Mulholland, 111,323 shares; Ms. Sherertz, 1,500 shares; Mr. Sherertz, 214,943 shares; Mr. Vaughn, 49,735 shares; and all directors and executive officers as a group, 471,183 shares.

(3) Heartland Advisors, Inc., a registered investment advisor, filed an amendment to Schedule 13G on January 9, 2001, reporting sole voting power as to 575,800 shares and sole dispositive power as to 988,600 shares.

(4) Wynnefield Group is a combination of Wynnefield Partners Small Cap Value, L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., and Wynnefield Partners Small Cap Value, L.P. I. Although these entities are each a separate and distinct entity with different beneficial owners (whether designated as limited partners or stockholders), for the convenience of reporting their holdings they are referred to collectively as the "Wynnefield Group". The Wynnefield Group filed an amendment to Schedule 13D on October 24, 2000, reporting sole voting and dispositive power as to a total of 675,000 shares.

(5)   Dimension Fund Advisors,  Inc., a registered  investment advisor,  filed a
      Schedule 13G on February 2, 2001, reporting sole voting and dispositive power as to 361,500 shares.

(6)   Includes 4,000 shares owned by Mr. Carley's wife.

(7) Ms. Sherertz disclaims beneficial ownership of 3,310 shares held by her minor children.

(8) Includes 13,833 shares owned by Mr. Sherertz's wife and 44,321 shares held by his minor children, as to which he shares voting and dispositive powers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission ("SEC") by
Section 16 "reporting persons," including directors, executive officers, and certain holders of more than 10 percent of the outstanding Common Stock. To the Company's knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during 2000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth for the years indicated the compensation awarded or paid to, or earned by, the Company's chief executive officer and the Company's other executive officers whose salary level and bonus in 2000 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                     AWARDS
                                                                   ------------
                                           ANNUAL COMPENSATION
                                         -----------------------     SECURITIES
NAME AND PRINCIPAL POSITION     YEAR     SALARY($)    BONUS($)   UNDERLYING OPTIONS(#)
---------------------------     ----     ---------  ------------ ---------------------
William W. Sherertz             2000      $200,000   $ 21,320          50,000
President and                   1999       144,000     25,920          30,000
Chief Executive Officer         1998       144,000         --              --

Michael D. Mulholland           2000       185,000     19,721          20,181
Vice President-Finance          1999       160,000     28,800          12,667
and Secretary; Chief            1998       150,834     19,212          13,024
Financial Officer

Gregory R. Vaughn               2000       150,000     15,990          11,675
Vice President                  1999       116,667     21,600           7,238
                                1998        80,000     10,190           7,536

STOCK OPTION DATA

            The following table provides information as to options to purchase Common Stock granted under the Company's 1993 Stock Incentive Plan to the named executive officers during 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                          INDIVIDUAL GRANTS
--------------------------------------------------------------------------------

                                                % OF TOTAL
                                 NUMBER OF      OPTIONS
                                 SECURITIES     GRANTED TO
                                 UNDERLYING     EMPLOYEES     EXERCISE                     GRANT DATE
                                 OPTIONS        IN FISCAL     PRICE        EXPIRATION       PRESENT
NAME                             GRANTED(1)(#)  YEAR         ($/SHARE)       DATE         VALUE($)(2)
----                            -------------  ----------    ---------    ----------      -----------
William W. Sherertz                50,000        25.4%         $6.75       2/10/10        $ 202,310

Michael D. Mulholland              20,181        10.3          $6.75       2/10/10           81,656

Gregory R. Vaughn                  11,675         5.9          $6.75       2/10/10           47,239

---------------------------
(1) Options generally become exercisable cumulatively in four equal annual installments beginning one year after the date of grant; provided that the option will become exercisable in full upon the officer's death, disability or retirement, or in the event of a change in control of the Company. A change in control is defined in the option agreements to include (i) any occurrence which would be required to be reported as such by the proxy disclosure rules of the SEC, (ii) the acquisition by a person or group (other than the Company or one of its employee benefit plans) of 30 percent or more of the combined voting power of its voting securities,
      (iii) with certain exceptions, the existing directors' ceasing to constitute a majority of the Board, (iv) certain transactions involving the merger, sale, or transfer of a majority of the assets of the Company, or (v) approval by the stockholders of a plan of liquidation or dissolution of the Company. The options include a feature which entitles an optionee who tenders previously-acquired shares of Common Stock to pay all or part of the exercise price of the option, to be granted a replacement option (a "reload option") to purchase a number of shares equal to the number of shares tendered with an exercise price equal to the fair market value of the Common Stock on the date of grant. No SARs were granted by the Company during 2000.

(2) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions: (i) expectations regarding volatility of 50 percent were based on monthly stock price data for the Company; (ii) the risk-free rate of return (6.20 percent) was assumed to be the Treasury Bond rate whose maturity corresponds to the expected term (7.0 years) of the option granted; and (iii) no dividends on the Common Stock will be paid during the option term. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

      Information concerning exercises of stock options during 2000 and the value of unexercised options held by the named executive officers at December 31, 2000, is summarized in the table below.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                        OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END (2)
                                    ------------------------------     ----------------------------
NAME                                EXERCISABLE      UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                                -----------      -------------     -----------    -------------
William W. Sherertz                   188,693           85,000             $ 0            $ 0
Michael D. Mulholland                  95,372           41,926               0              0
Gregory R. Vaughn                      43,099           33,439               0              0

----------------------------------------

(1) The named executive officers did not exercise any options or SARs during 2000 and did not hold any SARs at December 31, 2000.
(2) No options were "in-the-money" on December 31, 2000, because the market value of the Common Stock, based on the mean of the reported high and low sale prices on The Nasdaq Stock Market(TM) on December 29, 2000, the last trading day of the year, $3.41, was below the option exercise price.

DIRECTORS' COMPENSATION

      Under the standard arrangement in effect at the end of 2000, directors (other than directors who are full-time employees of the Company, who do not receive directors' fees) are entitled to receive a fee of $500 for each Board meeting attended and each meeting of a committee of the Board attended other than a committee meeting held on the same day as a Board meeting.

      A nonqualified option for 1,000 shares of Common Stock is granted automatically to each non-employee director whose term begins on or continues after the date of each annual meeting of stockholders at an exercise price equal to the fair market value of the Common Stock on the date of the meeting. Accordingly, on May 16, 2000, each then non-employee director received an option for 1,000 shares at an exercise price of $5.69 per share.

      Payment of the exercise price of options granted to non-employee directors may be in cash or in previously-acquired shares of Common Stock. Each option includes a reload option feature to the extent that previously-acquired shares are used to pay the exercise price. Non-employee director options (other than reload options) become exercisable in four equal annual installments beginning one year after the date of grant. Reload options become exercisable six months following the date of grant. All options granted to a non-employee director will be exercisable in full upon the director's death, disability or retirement, or in the event of a change in control of the Company. The option term will expire three months following the date upon which the holder ceases to be a director other than by reason of death, disability or retirement; in the event of death or disability, the option will expire one year thereafter, while non-employee director options will expire five years after retirement.

EMPLOYMENT AGREEMENT

      In January 1999, the Company entered into an employment agreement with Michael D. Mulholland, Vice President-Finance and Secretary of the Company. The term of the agreement will expire on January 26, 2002, subject to automatic extension for an additional year annually unless either party notifies the other of an election to terminate the agreement by December 27 of the prior year, such that the effective term of the agreement will always have at least two years remaining. In the event of a change in control of the Company, the agreement will be renewed automatically for a two-year period beginning with the day immediately preceding the change in control. The employment agreement provides for an annual salary of $155,000, subject to annual review by the Board, together with other compensation and benefits provided for in the Company's compensation policy for executive officers adopted in 1995.

      Pursuant to the employment agreement, if Mr. Mulholland's employment is terminated by the Company following a change in control of the Company other than by reason of death or disability or for cause, or by Mr. Mulholland within 90 days following a change in duties related to a change in control of the Company, he will be entitled to receive a lump sum payment of an amount equal to two times his then-current annual base salary, subject to reduction to the extent that such amount would be subject to the excise tax imposed on benefits that constitute excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended.

      A change in control of the Company for purposes of the employment agreement is defined as summarized in the notes to the first table under "Stock Option Data" above, except for a business combination transaction in which the Company becomes a privately-held company and William W. Sherertz continues as President and Chief Executive Officer. A change in duties includes a significant change in the nature or scope of Mr. Mulholland's position, responsibilities, authorities or duties, a significant diminution in his eligibility to participate in compensation plans or benefits, a change in the location of his employment by more than 30 miles, or a significant violation of the Company's obligations under the agreement.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The compensation committee (the "Committee") of the Board acts as an independent resource to the Board in recommending executive salary levels and analyzing other proposed forms of executive compensation and was composed of two outside directors during 2000. The Committee, except for Ms. Sherertz, also provides disinterested administration of the Company's 1993 Stock Incentive Plan. Mr. Hicks was appointed as a member of the Committee concurrent with his appointment to the Board on April 1, 2001.

      The Committee's goal is to serve the interests of the Company's stockholders by enabling the Company to attract, motivate, and retain the caliber of management expertise necessary for the successful implementation of the Company's strategic goals.

      The Company's overall approach to executive compensation is based on a philosophy that combines a goal-driven annual cash compensation package with equity incentives designed to build stock ownership among key employees. These two key principles serve to align executives effectively with stockholder interests by focusing management on financial goals necessary to enhance stockholder value, as well as long-term growth, by strongly encouraging significant ownership in the Company's stock.

      Salaries. Base salaries for the Company's executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, particularly with respect to the individual's specific contribution to the Company's success, and any increased responsibilities assumed by the executive.

      Annual Cash Incentive Bonuses. The Committee has implemented a policy to guide its compensation decisions with respect to the executive officers of the Company below the level of president. It is the Committee's belief that the stewardship provided by the executive officers is best measured by the Company's return on equity. Accordingly, recommendations for annual awards of cash incentive bonuses for 2000 were based upon a formula with reference to the Company's return on stockholders' equity for the year ended December 31, 2000, and the executive's total salary for the year.

      Long-Term Incentive Compensation. The Company strives to align executive officer financial interests with long-term stockholder value. See "Option Grants in Last Fiscal Year" above for details of options granted to the named executive officers in 2000.

      Chief Executive Officer Compensation As Mr. Sherertz's salary level had remained unchanged for several years, the Committee increased his salary to $200,000 per year, effective January 1, 2000, and awarded Mr. Sherertz a cash incentive bonus for 2000 based upon the same formula used for other executive officers of the Company. In addition, the Company awarded Mr. Sherertz an option for 50,000 shares of Company common stock based upon the Company's performance and in recognition that his total compensation is significantly below the median of the Company's peer group described under "Stock Performance Graph" below. The Committee recognizes that Mr. Sherertz is a significant stockholder in the Company and, to the extent his performance as chief executive officer results in an increase in the value of the Company's stock, all stockholders, including him, share the benefits.

                                                COMPENSATION COMMITTEE

                                                Anthony Meeker, Chair
                                                Nancy B. Sherertz

                             STOCK PERFORMANCE GRAPH

      The following graph shows the cumulative total return at the dates indicated for the period from December 31, 1995, until December 31, 2000, for the Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500"), and for a group of the Company's peers in the staffing industry. The staffing industry peer group (the "2001 Peer Group") is comprised of four companies included in the peer group used to prepare the performance graph set forth in the Company's proxy statement for its annual meeting in May 2000 (the "2000 Peer Group"), CDI Corp., Kelly Services, Inc., Manpower Inc., and Robert Half International Inc., together with four companies that were not in the 2000 Peer Group, RemedyTemp, Inc., SOS Staffing Services, Inc., TeamStaff, Inc., and Westaff, Inc. Stock price information for four other companies included in the 2000 Peer Group, Adia Services, Inc., Olsten Corporation, Staff Builders, Inc., and Uniforce Services, Inc., is either no longer available or no longer meaningful as a result of the merger of three of the companies into much larger and, in two cases, foreign firms and, with respect to Staff Builders, Inc., the spin-off and sale of two of its business divisions. The four companies added to the 2001 Peer Group are believed by management to be comparable to the Company in terms of types of services offered, revenue levels and market capitalization. The Company believes that the performance of the members of the 2001 Peer Group will provide a more meaningful basis for comparison with the Company's performance and presently intends to include the 2001 Peer Group for comparison purposes in future proxy statements as well.

      The following graph has been prepared assuming that $100 was invested on December 31, 1995, in the Common Stock, the S&P 500, and the 2001 Peer Group and that dividends are reinvested. In accordance with the SEC's proxy rules, the shareholder return for each company in the 2001 Peer Group index has been weighted on the basis of market capitalization as of the beginning of each annual period shown. The stock price performance reflected in the graph may not be indicative of future price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             Performance Graph for
                        Barrett Business Services, Inc.
              Produced on 04/06/2001 including data to 12/29/2000

                               [GRAPHIC OMITTED]

                                     LEGEND

Symbol    CRSP Total Return Index for:          12/1995     12/1996     12/1997     12/1998     12/1999    12/2000
------    ---------------------------           -------     -------     -------     -------     -------    -------
          Barrett Business Services, Inc.        100.0       103.4        79.7        57.6        44.9       24.2
          S&P 500 Stocks                         100.0       123.2       164.4       212.1       256.8      253.9
          Self-Determined Peer Group             100.0       126.7       172.7       152.2       141.4      177.8

Companies in the Self-Determined Peer Group

CDI CORP                                KELLY SERVICES INC.
MANPOWER INC. WIS                       REMEDYTEMP INC.
ROBERT HALF INTERNATIONAL INC.          SOS STAFFING SERVICES INC.
TEAMSTAFF INC.                          WESTAFF INC.

Notes:

        A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

        B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

        C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

        D.   The index level for all series was set to $100.0 on 12/29/1995.

Prepared  by CRSP  (www.crsp.uchicago.edu),  Center  for  Research  in  Security
Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board has selected PricewaterhouseCoopers LLP as independent accountants to examine the financial statements of the Company for the fiscal year ending December 31, 2001. Although the appointment of accountants is not required to be submitted to a vote of the stockholders, the Board has decided to ask the stockholders to approve the appointment and recommends that you vote FOR approval. If a majority of the shares of Common Stock represented at the annual meeting does not vote to approve the appointment, the Board will reconsider the appointment.

      PricewaterhouseCoopers LLP were the independent accountants for the year ended December 31, 2000. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the 2001 annual stockholders' meeting and to be available to respond to appropriate questions. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

AUDIT FEES

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000, and their review of the financial statements included in its quarterly reports on Form 10-Q for that fiscal year were $94,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      During 2000, PricewaterhouseCoopers LLP did not provide any professional services to the Company with regard to financial information systems design and implementation.

ALL OTHER FEES

      Fees billed for services provided to the Company by PricewaterhouseCoopers LLP during 2000, other than the services described above under "Audit Fees," were $164,700. Such fees were for services rendered in connection with income tax consulting, planning and return preparation and various other consulting matters. The audit committee of the Board has considered whether the provision of these services to the Company is compatible with maintaining the independence of the Company's independent public accountants.

                                  OTHER MATTERS

      Management knows of no matters to be brought before the annual meeting other than the election of directors and ratification of the selection of accountants. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

                STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2002

      Stockholder proposals submitted for inclusion in the proxy materials for the annual meeting of stockholders to be held in 2002 must be received by the Company by December 14, 2001. Any such proposal should comply with the SEC's rules governing stockholder proposals submitted for inclusion in proxy materials. Proposals should be addressed to Michael D. Mulholland, Secretary, Barrett Business Services, Inc., 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

      For any proposal that is not submitted for inclusion in next year's proxy materials, but instead is sought to be presented directly at the 2002 annual meeting, management will be able to vote proxies in its discretion if the
Company: (1) receives notice of the proposal before the close of business on February 27, 2002, and advises stockholders in the 2002 proxy materials about the nature of the matter and how management intends to vote on such matter; or
(2) has not received notice of the proposal by the close of business on February 27, 2002. Notices of intention to present proposals at the 2002 annual meeting should be forwarded to the address listed above.

April 13, 2001                      BARRETT BUSINESS SERVICES, INC.

                                   APPENDIX A

                         BARRETT BUSINESS SERVICES, INC.

                         Charter for the Audit Committee
                            of the Board of Directors
              As Adopted by the Board of Directors on May 16, 2000

OBJECTIVES

      The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the
Company, (2) the compliance by the Company with legal and regulatory requirements relating to its status as a public company and (3) the independence and performance of the Company's independent accountants.


AUTHORITY

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

ORGANIZATION

      The Audit Committee shall be comprised of three qualified directors. The members of the Audit Committee shall be appointed by the Board to a one-year term. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. The Committee's Chair shall be appointed by the Board to serve a one-year term. Successive one-year terms on the Committee are permissible, in view of the regulatory experience requirements for Committee membership.

ROLES AND RESPONSIBILITIES

      The Audit Committee shall make regular reports to the Board.

      The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review the annual audited financial statements with management and the independent accountants, including major issues regarding accounting and auditing principles, standards and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      3.  Review  an  analysis   prepared  by  management  and  the  independent
accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

      4. Review with management and the independent accountants the Company's quarterly and annual financial reports, including specifically the "MD&A" section, prior to the filing of the Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

      5. Review with management compliance by the Company with the terms of loan agreements or other debt instruments, including indentures, as applicable.

      6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      7.  Review  major  changes  to  the  Company's   auditing  and  accounting
principles and practices as suggested by the independent accountants or management.

      8. Recommend to the Board the appointment of the independent accountants, which firm is ultimately accountable to the Audit Committee and the Board.

      9. Approve the fees to be paid to the independent accountants.

      10. Receive periodic reports from the independent accountants regarding the accountants' independence consistent with Independence Standards Board Standard 1, discuss such reports with the accountants, and, if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the accountants.

      11. Evaluate, together with the Board, the performance of the independent accountants and, if so determined by the Audit Committee, recommend that the Board replace the independent accountants.

      12. Meet with the independent accountants prior to the audit to review the planning and staffing of the audit.

      13. Obtain assurance from the independent accountants that no action or disclosure is required with respect to the Company's financial statements under
Section 10A of the Securities Exchange Act of 1934.

      14. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      15. Review with the independent accountants any problems or difficulties the accountants may have encountered and any management letter provided by the independent accountants and the Company's response to that letter. Such review should include:

      a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

      b. Any changes required in the planned scope of the audit performed by the independent accountants.

      16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations relating to its status as a public company.

      18. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies.

      19. Meet at least annually with the chief financial officer and the independent accountants in separate executive sessions.

      While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles in the United States. This is the responsibility of management and the independent accountants. It is also not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations relating to its status as a public company.

PROXY

                        BARRETT BUSINESS SERVICES, INC.
                      2001 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William W. Sherertz and Anthony Meeker as proxies, each with power to act alone and with power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of Barrett Business Services, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 17, 2001, at 2:00 p.m., or at any adjournment thereof.

                    (Continued and to be signed on reverse)

-------------------------------------------------------------------------------
                             /FOLD AND DETACH HERE/

1.  ELECTION OF DIRECTORS:  FOR all nominees listed     WITHHOLD AUTHORITY
Robert R. Ames              below (except as marked     to vote for all nominees
Thomas J. Carley            to the contrary below)      listed below
Richard W. Godard                  /     /                    /     /
James B. Hicks
Anthony Meeker
Nancy B. Sherertz
William W. Sherertz

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

--------------------------------------------------------------

                                                    FOR           AGAINST      ABSTAIN

2.      PROPOSAL TO APPROVE THE
        APPOINTMENT OF
        PRICEWATERHOUSECOOPERS LLP
        as independent accountants for the fiscal
        year ending December 31, 2001.             /     /       /     /        /     /

3. In their discretion, upon any other matter which may properly come before the meeting.

      The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 and 2. If any other matters properly come before the meeting, the persons named as proxies will vote in accordance with their best judgment.

      The undersigned acknowledge receipt of the 2001 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

      Please sign exactly as your name appears hereon. If the shares are jointly held, each joint owner named should sign. When signing as attorney, personal representative, administrator, or other fiduciary, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)---------------------------------------------- Date:----------, 2001

                            / FOLD AND DETACH HERE /

MEMORANDUM:
----------

DATE:        April 17, 2001

TO:          Participants in the Barrett Business Services, Inc.
             Employees' Savings Plan (the "401(k) Plan")

FROM:        Michael Mulholland

SUBJECT:     Proxy solicitation in connection with May 17, 2001
             Annual Meeting of Stockholders

--------------------------------------------------------------------------------

        The enclosed material, which consists of:

             -- 2000 Annual Report
             -- Proxy statement
             -- Proxy card
             -- Return envelope

is being provided to you as a participant of Barrett's 401(k) plan, which owns shares of the Company's common stock. Pursuant to the Plan Document and Trust Agreement, you are entitled to vote the shares held for your account in the Plan on the proposals outlined in the accompanying proxy statement.

After you have considered the enclosed information, please mark your votes on the proxy card, sign the card, fold it and return it in the postage-paid envelope. Your vote will be compiled with those of other Plan participants and conveyed to the Company's stock transfer agent, Mellon Investor Services, by the Plan's trustee, Smith Barney Trust Company.

Enclosures

cc:  Mary Ann Frantz